EXHIBIT 99.1

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Commentary for the Week Ended January 16, 2009

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
1/16/2009

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.47%	0.00%	0.00%
Class B Units	0.45%	-0.04%	-0.04%

S&P 500 Total Return Index**	-4.50%	-5.79%	-5.79%
Lehman Long Government Index**	1.64%	-1.71%	-1.71%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Equity Indices
•	Grant Park’s positions in the equity indices markets are predominantly short.
o
Declining global equity indices were the main drivers behind positive performance this past week.  The fourth quarter earnings report for financial giant Deutsche Bank, which showed a record loss of €4.8 billion, pushed European equity indices sharply lower alongside short positions.  Among the best performers were short positions in the UK FTSE 100, Spanish IBEX 35, and Italian MIB Indices.

o
The portfolio also registered gains in the domestic equity markets as investor confidence in the U.S. banking system was shaken this week.  News that Citigroup would be breaking up its primary business into two separate entities provided evidence of the instability still present in the financial markets.  Bank of America also added to worries as it accepted $138 billion in aid from the U.S. government and continues to have trouble with the integration of Merrill Lynch.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Fixed Income
•	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
o
The portfolio posted modest gains in the fixed income markets this past week.  Rallies in the European fixed income markets accounted for the bulk of sector gains.  Speculators bid up the fixed income markets on the belief that the ECB would soon be cutting interest rates as a means to boost the ailing Eurozone economy.

o
Long positions in the U.S. Treasury markets benefited from a number of poor economic reports released this past week.  An abundance of dismal economic data for December including a weakening labor market and declines in consumer and producer inflation, retail sales, and industrial production drove fixed income prices higher.

Currencies
•	Grant Park’s positions in the currency markets are mixed.
o
The bulk of setbacks this week came from short U.S. dollar positions against the Australian and New Zealand dollars.  International investors liquidated Australian assets as news of a worsening employment situation brought the future of the nation’s economy into question.  Declines in the New Zealand dollar were also driven by liquidations.  A reduction in the nation’s foreign currency credit rating by Standard and Poors put substantial pressure on New Zealand’s financial markets causing investors to seek investment opportunities elsewhere.

o
Also adding to setbacks were short dollar positions against a number of emerging currencies.  Speculators liquidated less stable holdings in the emerging markets causing declines in respective currencies.  Long positions in the Indonesian rupiah, Turkish lira, and Brazilian real all finished the week lower, resulting in losses.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.